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                                                                 EXHIBIT 10.3

                         SANDRA L. HELTON -- LETTER AGREEMENT

       Ms. Helton was hired as Executive Vice President-Finance and Chief Financial Officer on August 10, 1998. The following describes the material terms of Ms. Helton's employment arrangements pursuant to a letter agreement between TDS and Sandra L. Helton, dated August 7, 1998:

       - A base salary at the annual rate of $365,000 per year through December 31, 1998, with a partial year performance review following year-end 1998. Annual reviews will then follow on January 1st of each subsequent year.

       - Assuming a start date of September 1, a guaranteed bonus of $60,000 for 1998, with the possibility of obtaining up to $90,000 if certain key fourth quarter objectives are met. Starting in 1999, a target bonus opportunity of 50% of base salary for the year with bonuses above this level for superior performance.

       - A signing bonus of 3,000 shares of TDS restricted stock. One third of the shares will vest on each of the first three anniversary dates with TDS.

       - Participation in the TDS three year 1997-1999 Long-Term Incentive Program. Non-qualified stock options consisting of two parts:

                     (i) an automatic grant of 36,000 stock option shares which will vest in three equal annual installments of 12,000 shares, and

                     (ii) an opportunity to receive performance based non-qualified stock options for 1999. If target level individual performance levels are achieved in 1999, an option to purchase 12,000 shares of TDS stock will be granted.

              Attached is a schedule which provides more detail about these stock option grants.

       -      Participation in the then current Long-Term Incentive Program.

       -      A seat on the TDS Board of Directors.

       - A moving expense reimbursement program providing reimbursement for:

                     (i) actual moving expenses (i.e., all reasonable costs of packing, insuring, transporting, storing and unpacking furniture, other household furnishings and personal effects),

                     (ii) legal fees and other reasonable expenses incurred in connection with purchasing a new home (if within the first two years of employment),

                     (iii)  reasonable travel expenses to look for housing,

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                     (iv)   normal living expenses for up to sixty days while
                            waiting to move into a new residence,

                     (v) travel expenses incurred during the actual move to Chicago, and

                     (vi) miscellaneous relocation expenses, up to a maximum of one month's salary.

       - The same medical insurance and life insurance programs currently offered to other TDS managerial employees.

       - The same pension program currently offered to other TDS managerial employees.

       - A company car under the company car policy for senior executives pursuant to which executives may purchase a company car of their choice with TDS paying up to $33,200 of the cost of the vehicle.

       -      A luncheon club membership.

       -      Three weeks vacation per year.


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                                      Attachment

                                  SANDRA L. HELTON
                            STOCK OPTION PROGRAM AWARDS

AUTOMATIC STOCK OPTION GRANT OF 36,000 SHARES.

       - The first one third, or 12,000 shares, will vest on December 15, 1998.

       - On December 15, 1999, and 2000, an additional 12,000 stock option shares will vest.

       - The strike price for this 36,000 stock option grant will be the fair market price of a share of TDS stock on August 10, 1998.

PERFORMANCE-BASED STOCK OPTION AWARD.

       - The performance year for this award (i.e. the measurement period) will be 1999.

       - This award will be made in 2000 and will vest on December 15th of that year.

       - The strike price of performance-based awards is the fair market value of a share of TDS stock on the date the award is approved.

       - Our performance-based stock option awards are based on individual performance. At target individual performance, an option to purchase 12,000 shares of TDS stock will be granted.

       - Performance-based stock option award will be determined by the President's assessment of the extent to which the key performance measures/targets were accomplished or exceeded.

       - The amount of the annual performance stock option award could vary to a maximum of 24,000 stock option shares for truly exceptional performance.


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